UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2006

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3150 Sabre Drive

Southlake, Texas 76092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable

(Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐           Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 6, 2006, Sabre Inc. (the “Company”) a wholly-owned subsidiary of Sabre Holdings Corporation (“Sabre”), entered into an agreement with Amadeus IT Group SA (“Amadeus”), pursuant to which each of Company and Amadeus will generally provide to the other access to inventory on an airline that might not participate in the other party’s global distribution system (GDS).

ITEM 7.01. REGULATION FD DISCLOSURE

On March 7, 2006, Sabre issued the press release attached to this report as Exhibit 99.1 and the questions and answers attached to this report as Exhibit 99.2. Both are related to the agreement with Amadeus described in Item 1.01 of this report.

ITEM 9.01(d) FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibit	Description
99.1	Press release issued by Sabre Holdings Corporation on March 7, 2006.
99.2	Questions and Answers Related to Agreement with Amadeus IT Group SA

All of the information furnished in Items 7.01 and 9.01 of this report and the accompanying exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2006	SABRE HOLDINGS CORPORATION

	By:	/s/ JAMES F. BRASHEAR
James F. Brashear Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Sabre Holdings Corporation on March 7, 2006.
99.2	Questions and Answers Related to Agreement with Amadeus IT Group SA